UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
March 2, 2006

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

        On March 2, 2006, we entered into an addendum to our exclusive agreement with Gap, Inc. The first paragraph and the first three sentences of the second paragraph of our press release dated March 6, 2006 relating to the addendum are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

        The balance of our press release dated March 6, 2006 not referred to in Item 1.01, which relates to our plan to establish a dedicated marketing and product development team, new personal care products, transitioning of component sourcing and production of existing lines to our suppliers and contract fillers, our existing business and forward looking statements, is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated March 6, 2006 is filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 6, 2006

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President